[Stock Certificate Border Graphics]

        Not Valid Unless Countersigned by Transfer Agent
        Incorporated Under the Laws of the State of Delaware


     Number                                            Shares

  [No. of Cert]                                 [No. of Shares]


                 U.S. PLASTIC LUMBER CORP.
               Authorized Shares: 50,000,000
                     Par Value: $.0001


THIS CERTIFIES THAT  [Name of Shareholder]

IS THE RECORD HOLDER OF  [Number of Shares]

                U.S. PLASTIC LUMBER CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  [date of Certificate]


/s/M. Scott Irons                         /s/Mark S. Alsentzer
     Secretary                                 President

                 [Graphic of Corporate Seal]

[Border Graphics]

Interwest Transfer Co. Inc.  P.O. Box 17136/Salt Lake City, Utah
84117

Countersigned & Registered ______________________________